Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

FEI Company Reports Third-Quarter Financial Results

HILLSBORO, Ore., October 30, 2007 — FEI Company (NASDAQ: FEIC) reported year-over-year increases in revenue, earnings, bookings and cash and investments for the third quarter of 2007. Net sales, bookings and earnings were the highest for any third quarter in the company’s history.

Net sales for the quarter ended September 30, 2007 of $145.8 million were up 26% compared to the third quarter of 2006 and showed a seasonal decline of 2% compared to the second quarter of 2007. Bookings in the quarter totaled $153.3 million, up 3% compared with $148.3 million in the third quarter of 2006 and up 13% from $136.2 million in the second quarter of 2007. The backlog at the end of the quarter was $305.7 million, of which over 90% is expected to ship by the end of the third quarter of 2008.

Income from continuing operations for the third quarter of 2007 was $13.4 million, compared with $7.0 million in last year’s third quarter and $14.0 million in the second quarter of 2007. Diluted earnings per share from continuing operations in the latest quarter were $0.31, compared with $0.18 in the third quarter of 2006 and $0.33 in the second quarter of 2007. The gross profit margin was 42.0% in the third quarter of 2007, compared with 40.6% in the prior year’s third quarter and 41.6% in the second quarter of 2007.

“We had a solid third quarter,” said Don Kania, president and CEO of FEI. “Bookings were up and were the second highest quarterly total in our history, with strength in our NanoResearch and Industry markets more than offsetting cyclical industry weakness in our NanoElectronics market. The growth in orders in a tough semiconductor environment highlights the secular growth opportunity that results from FEI’s global, multi-market strategy. Gross profit margins improved

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as higher volumes of new product shipments and improvements in service offset lower shipments in NanoElectronics, our highest margin market.

“Technology leadership and new products continue to be an important part of our profitable growth strategy,” continued Kania. “We continued our flow of introductions with the high-performance, cost-effective Titan(3) (“Titan cubed”) transmission electron microscope (TEM) and enhancements to our Nova NanoSEM line. We also extended our technology leadership in TEM with the achievement of 0.05 nanometer resolution as part of the TEAM project, using the Titan architecture. This work is supported by the U.S. Department of Energy and several U.S. national laboratories.”

Bookings and revenue comparisons for the company’s three market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

The company’s balance sheet remained strong. Total cash and investments at the end of the quarter were $455.8 million, up $10.3 million from the beginning of the quarter. Convertible debt at the end of the quarter remained unchanged at $310.9 million; and shareholders’ equity increased by $29.4 million to $456.7 million.

Fourth Quarter Guidance

FEI currently expects net sales for the fourth quarter of 2007 to be in the range of $147 million to $153 million, with increased sales in the NanoResearch and Industry market and lower NanoElectronics revenue. Bookings are expected to improve from the third quarter and be above $155 million, and earnings are expected to be in the range of $0.23 to $0.27 per share, assuming a 25% tax rate. The lower earnings forecast in the fourth quarter compared with the third is due to a shift in the mix of revenue between the company’s market divisions and unusually high selling expenses through agent distribution channels, among other factors.

Investor Conference Call — 2:00 p.m. PDT Tuesday, October 30, 2007

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-257-7087 (domestic, toll-free) or 1-303-205-0044 (international) and asking for the FEI Q3 Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11099156#.

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About FEI

FEI (Nasdaq: FEIC) is a global leader in providing innovative instruments for nanoscale imaging, analysis and prototyping. FEI focuses on delivering solutions that provide groundbreaking results and accelerate research, development and manufacturing cycles for its customers in semiconductor and data storage, academic and industrial R&D and life sciences markets. With R&D centers in North America and Europe, and sales and service operations in more than 50 countries around the world, FEI’s Tools for Nanotech™ are bringing the nanoscale within the grasp of leading researchers and manufacturers. More information can be found online at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the fourth quarter of 2007, expectations for future bookings, market growth and the impact of new product introductions. Factors that could affect these forward-looking statements include, but are not limited to, the strength of the NanoResearch and Industry, NanoElectronics and NanoBiology segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the NanoElectronics market; fluctuations in foreign exchange, interest and tax rates; our continued ability to maintain deferral accounting of hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing, the relative mix of higher-margin and lower-margin products; inability to produce a higher volume of products with existing personnel or facilities; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; potential restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of future acquisitions, including failure to achieve financial goals and integrate the acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

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FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	July 1,	December 31,
	2007	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$222,419	$122,590	$110,656
Short-term investments in marketable securities	198,362	296,343	234,202
Short-term restricted cash	12,973	8,748	20,172
Receivables	176,468	169,544	144,955
Inventories	137,243	123,788	97,470
Deferred tax assets	4,996	4,421	4,386
Other current assets	40,941	35,345	33,474

Total current assets	793,402	760,779	645,315

Non-current investments in marketable securities	12,708	12,587	34,900

Long-term restricted cash	9,298	5,257	6,131

Non-current service inventories	41,134	39,689	37,920

Property plant and equipment, net	68,083	62,494	60,394

Purchased technology, net	3,268	3,651	4,494

Goodwill	40,875	40,891	40,900

Deferred tax assets	9,479	9,819	542

Other assets, net	19,141	14,194	7,483

TOTAL	$997,388	$949,361	$838,079

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$50,083	$53,388	$45,118
Accrued payroll liabilities	26,212	17,816	20,736
Accrued warranty reserves	6,902	6,884	5,716
Accrued agent commissions	6,871	7,356	6,175
Deferred revenue	61,564	57,588	48,992
Income taxes payable	6,987	5,917	9,203
Accrued restructuring, reorganization and relocation	598	672	2,439
Current portion of convertible debt	45,882	—	—
Other current liabilities	31,241	30,005	29,276

Total current liabilities	236,340	179,626	167,655

Convertible debt	265,000	310,882	310,882

Deferred tax liabilities	4,204	3,576	4,062

Other liabilities	35,119	27,999	5,572

SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 36,252, 34,052, and 33,792 shares issued and outstanding at September 30, 2007, December 31, 2006, and October 1, 2006	390,168	389,517	348,479
Retained earnings (accumulated deficit)	10,533	(2,851)	(36,041)
Accumulated other comprehensive income	56,024	40,612	37,470

Total shareholders’ equity	456,725	427,278	349,908

TOTAL	$997,388	$949,361	$838,079

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006

NET SALES:
Products	$113,565	$117,156	$84,653	$347,150	$252,821
Service and components	32,223	31,399	30,949	95,152	86,386
Total net sales	145,788	148,555	115,602	442,302	339,207

COST OF SALES:
Products	61,249	63,140	47,085	186,552	139,243
Service and components	23,307	23,658	21,582	69,018	62,423
Total cost of sales	84,556	86,798	68,667	255,570	201,666

Gross profit	61,232	61,757	46,935	186,732	137,541

OPERATING EXPENSES:
Research and development	16,414	15,978	13,907	47,883	41,416
Selling, general and administrative	30,915	30,172	24,434	90,661	71,771
Amortization of purchased technology	444	443	510	1,327	1,596
CEO severance	—	—	—	—	9,325
Restructuring, reorganization and relocation	—	168	249	(404)	3,311
Asset impairment	—	—	—	—	465
Merger costs	—	—	—	—	484
Total operating expenses	47,773	46,761	39,100	139,467	128,368

OPERATING INCOME	13,459	14,996	7,835	47,265	9,173

OTHER INCOME (EXPENSE):
Interest income	5,902	5,684	3,663	15,874	8,996
Interest expense	(2,218)	(2,097)	(2,018)	(6,291)	(5,245)
Gain on investment disposals and impairment, net	511	497	1,312	1,008	1,369
Other expense, net	(1,034)	(954)	(588)	(3,103)	(1,554)
Total other income, net	3,161	3,130	2,369	7,488	3,566

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	16,620	18,126	10,204	54,753	12,739

INCOME TAX EXPENSE	3,236	4,095	3,284	12,408	6,986

INCOME FROM CONTINUING OPERATIONS	13,384	14,031	6,920	42,345	5,753

DISCONTINUED OPERATIONS:
Loss from discontinued operations	—	—	(412)	—	(367)
Gain on disposal, net of income taxes	—	—	—	127	—
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—	—	(412)	127	(367)

NET INCOME	$13,384	$14,031	$6,508	$42,472	$5,386

BASIC NET INCOME (LOSS) PER SHARE DATA:
From continuing operations	$0.37	$0.39	$0.20	$1.19	$0.17
From discontinued operations	$0.00	$0.00	$(0.01)	$0.01	$(0.01)

DILUTED NET INCOME (LOSS) PER SHARE DATA:
From continuing operations	$0.31	$0.33	$0.18	$0.99	$0.16
From discontinued operations	$0.00	$0.00	$(0.01)	$0.01	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	36,216	35,742	33,752	35,505	33,796
Diluted	46,419	46,471	39,572	46,066	39,614

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)			Thirty-Nine Weeks Ended (1)
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006

NET SALES:
Products	77.9%	78.9%	73.2%	78.5%	74.5%
Service	22.1%	21.1%	26.8%	21.5%	25.5%
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	42.0%	42.5%	40.7%	42.2%	41.0%
Service	16.0%	15.9%	18.7%	15.6%	18.4%
Total cost of sales	58.0%	58.4%	59.4%	57.8%	59.5%

Gross profit	42.0%	41.6%	40.6%	42.2%	40.5%

OPERATING EXPENSES:
Research and development	11.3%	10.8%	12.0%	10.8%	12.2%
Selling, general and administrative	21.2%	20.3%	21.1%	20.5%	21.2%
Amortization of purchased technology	0.3%	0.3%	0.4%	0.3%	0.5%
CEO severance	0.0%	0.0%	0.0%	0.0%	2.7%
Restructuring, reorganization and relocation	0.0%	0.1%	0.2%	-0.1%	1.0%
Asset impairment	0.0%	0.0%	0.0%	0.0%	0.1%
Merger costs	0.0%	0.0%	0.0%	0.0%	0.1%
Total operating expenses	32.8%	31.5%	33.8%	31.5%	37.8%

OPERATING INCOME	9.2%	10.1%	6.8%	10.7%	2.7%

OTHER INCOME (EXPENSE):
Interest income	4.0%	3.8%	3.2%	3.6%	2.7%
Interest expense	-1.5%	-1.4%	-1.7%	-1.4%	-1.5%
Gain on investment disposals and impairment, net	0.4%	0.3%	1.1%	0.2%	0.4%
Other expense, net	-0.7%	-0.6%	-0.5%	-0.7%	-0.5%
Total other expense, net	2.2%	2.1%	2.0%	1.7%	1.1%

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	11.4%	12.2%	8.8%	12.4%	3.8%

INCOME TAX EXPENSE	2.2%	2.8%	2.8%	2.8%	2.1%

INCOME FROM CONTINUING OPERATIONS	9.2%	9.4%	6.0%	9.6%	1.7%

DISCONTINUED OPERATIONS:
Loss from discontinued operations	0.0%	0.0%	-0.4%	0.0%	-0.1%
Gain on disposal, net of income taxes	0.0%	0.0%	0.0%	0.0%	0.0%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	0.0%	0.0%	-0.4%	0.0%	-0.1%

NET INCOME	9.2%	9.4%	5.6%	9.6%	1.6%

(1) Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q3 Ended 9/30/2007	Q2 Ended 7/1/2007	Q3 Ended 10/1/2006
Income Statement Highlights
Consolidated sales	$145.8	$148.6	$115.6
Gross margin	42.0%	41.6%	40.6%
R&D spending	$16.4	$16.0	$13.9
R&D (% of sales)	11.3%	10.8%	12.0%
SG&A	$30.9	$30.2	$24.4
SG&A (% of sales)	21.2%	20.3%	21.1%
Stock compensation expense - COGS	$0.2	$0.2	$0.2
Stock compensation expense - R&D	$0.3	$0.2	$0.2
Stock compensation expense - SG&A	$0.7	$1.7	$1.1
Net income from continuing operations	$13.4	$14.0	$6.9
Net income from discontinued operations	$0.0	$0.0	$(0.4)
Net income	$13.4	$14.0	$6.5
Diluted earnings per share from continuing operations	$0.31	$0.33	$0.18
Diluted earnings per share from discontinued operations	$0.00	$0.00	$(0.01)
Interest income add back included in the calculation of diluted EPS	$1.2	$1.2	$0.2
Sales by Market Segment
NanoElectronics	$48.1	$61.1	$33.7
NanoResearch & Industry	$51.6	$45.9	$37.6
NanoBiology	$13.9	$10.2	$13.3
Service and Components	$32.2	$31.4	$31.0
Sales by Geography
North America	$46.5	$59.1	$43.8
Europe	$61.5	$52.7	$49.3
Asia Pacific	$37.8	$36.8	$22.5
Bookings
Total	$153.3	$136.2	$148.3
Book to bill ratio	1.05	0.92	1.28
Backlog - total	$305.7	$298.2	$274.5
Backlog - Service and Components	$58.5	$57.5	$46.3
Bookings by Market Segment
NanoElectronics	$28.8	$45.1	$51.5
NanoResearch & Industry	$80.2	$40.8	$43.2
NanoBiology	$11.2	$18.0	$23.4
Service and Components	$33.1	$32.3	$30.2
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$455.8	$445.5	$365.7
Operating cash generated (used)	$11.4	$4.1	$(5.3)
Accounts receivable	$176.5	$169.5	$135.7
Days sales outstanding (DSO)	110	104	107
Inventory turnover	2.6	3.0	3.1
Inventories	$137.2	$123.8	$88.8
Property, plant and equipment	$68.1	$62.5	$59.0
Fixed asset investment (during quarter)	$5.1	$3.1	$2.0
Depreciation expense	$3.4	$3.3	$3.3
Current liabilities	$190.5	$179.6	$141.4
Working capital	$602.9	$581.2	$448.5
Shareholders’ equity	$456.7	$427.3	$319.8
Headcount (permanent and temporary)	1,851	1,773	1,705